UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2009

VIRTUSA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33625	04-3512883
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

2000 West Park Drive Westborough, Massachusetts		01581
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (508) 389-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultane ously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 29, 2009, Virtusa Corporation (the “Company”) and RBS Citizens, N. A. (“RBS”) amended their $3 million amended and restated line of credit agreement dated as of September 29, 2006, as amended (the “Line of Credit”) to extend the expiration date of the Line of Credit until August 13, 2009, to include the obligations of the Company’s  subsidiaries in connection with any foreign currency trading transactions with RBS to be covered under the Line of Credit, to permit J. P. Morgan Chase Bank, N.A. (“JPM”) and RBS to enter into an inter-creditor agreement and to amend the determination of borrowing base under the Line of Credit which may reduce the amount available that the Company may borrow under the Line of Credit. Under the inter-creditor agreement, RBS and JPM have agreed to share their respective security interests in the Company’s personal property as collateral for the Company’s or its subsidiaries’ obligations under the Line of Credit and any obligations under applicable foreign currency transactions with the banks.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 29, 2009, the Company extended the Line of Credit with RBS.  Additional details regarding the Line of Credit are provided in Item 1.01 above, and are incorporated herein by reference.

In addition, on June 29, 2009, the Company granted to JPM an unconditional guaranty of the obligations of Virtusa UK Limited, the Company’s U.K. subsidiary, arising under any foreign exchange transactions between Virtusa UK Limited and JPM, and the Company entered into a security agreement with JPM to secure the performance of the obligations of the Company and Virtusa UK Limited under the Line of Credit and any obligation arising under the foreign currency trading transactions by the Company or Virtusa UK Limited with JPM.  In return, JPM released $5 million of restricted cash that the Company had previously pledged as collateral for certain foreign currency transactions that the Company had placed with JPM.  As of June 30, 2009, the Company had outstanding foreign currency forward contracts, which are designed to hedge fluctuation in the Indian rupee against the U.S. dollar and U.K. pound sterling, in an aggregate amount of approximately $59 million that would be subject to the Line of Credit with RBS and the guaranty and security agreement with JPM. The Company’s potential liability (or assets) under these foreign currency forward contracts generally arises out of the gains or losses on these contracts as these contracts settle over the period covered.  These contracts will expire at various dates during the period ending on March 31, 2011.

Item 9.01.   Financial Statements and Exhibits.

(d)         Exhibits

10.1         Sixth Amendment made as of June 29, 2009 to that certain Amended and Restated Credit Agreement dated September 29, 2006, as previously amended by amendments Nos. 1-5 between RBS CITIZENS, National Association, successor by merger to Citizens Bank of Massachusetts and VIRTUSA CORPORATION, a Delaware corporation with an address of 2000 West Park Drive, Westborough, Massachusetts 01581.

10.2         Security Agreement, dated as of June 29, 2009, made by VIRTUSA CORPORATION, a Delaware corporation with its chief executive office at 2000 West Park Drive, Westborough, MA  01581, in favor of JPMORGAN CHASE BANK, N.A., a national banking association having an office at Two Corporate Drive, Shelton, CT  06484.

10.3                           Guaranty granted by Virtusa Corporation dated as of June 29, 2009, in favor of JPMORGAN CHASE BANK, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Virtusa Corporation

Date: July 6, 2009	By:	/s/ Ranjan Kalia
Ranjan Kalia
Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1

Sixth Amendment made as of June 29, 2009 to that certain Amended and Restated Credit Agreement dated September 29, 2006, as previously amended by amendments Nos. 1-5 between RBS CITIZENS, National Association, successor by merger to Citizens Bank of Massachusetts and VIRTUSA CORPORATION, a Delaware corporation with an address of 2000 West Park Drive, Westborough, Massachusetts 01581.

10.2

Security Agreement, dated as of June 29, 2009, made by VIRTUSA CORPORATION, a Delaware corporation with its chief executive office at 2000 West Park Drive, Westborough, MA 01581, in favor of JPMORGAN CHASE BANK, N.A., a national banking association having an office at Two Corporate Drive, Shelton, CT 06484

10.3	Guaranty granted by Virtusa Corporation dated as of June 29, 2009, in favor of JPMORGAN CHASE BANK, N.A.